UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2015

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 634-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 18, 2015, ANI Pharmaceuticals, Inc. (the "Company" or "ANI") and Merck Sharp & Dohme B.V. ("Merck") entered into an asset purchase agreement (the "Merck Agreement") pursuant to which the Company agreed to acquire Merck's right, title and interest in NDA #008975 for Cortrophin Gel Injection, 40 units/mL and 80 units/mL and NDA #009854 for Cortrophin-Zinc Injection, 40 units/mL (collectively, the "NDAs") and certain documentation and trademark rights relating to the products under the NDAs (the "Acquired Assets"). Under the Merck Agreement, the Company will also receive a non-exclusive, irrevocable, perpetual right and license (with the right to grant sublicenses) to certain manufacturing technology relating to the manufacture of the products under the NDAs.

In consideration for the purchase of the Acquired Assets, the Company will pay Merck (i) an aggregate purchase price of $75 million upon the closing of the acquisition and (ii) a percentage of future net sales of the products under the NDAs.

Upon closing of the acquisition, the Company will assume all liabilities and obligations for the Acquired Assets, except for any liabilities arising from the manufacture or sale of products under the NDAs prior to the closing of the acquisition. The closing of the acquisition is expected to occur in January 2016.

The Merck Agreement contains various customary representations, warranties, covenants and closing conditions, as well as customary provisions relating to insurance, indemnity, confidential information and confidentiality and other matters.

Item 7.01. Regulation FD Disclosure.

On September 21, 2015, the Company issued a press release to announce the anticipated acquisition of the Acquired Assets and posted to its website its September 2015 Acquisition of Corticotropin and Corticotropin-Zinc NDAs Presentation.

The press release and presentation are available on the Company's website, www.anipharmaceuticals.com, and are furnished with this Current Report on Form 8-K as Exhibits 99.1 and 99.2 and incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press release, dated September 21, 2015
99.2	ANI Pharmaceuticals, Inc. Acquisition of Corticotropin and Corticotropin-Zinc NDAs Presentation, September 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Charlotte C. Arnold
Charlotte C. Arnold
Vice President, Finance, and Chief Financial Officer
Dated: September 21, 2015